Exhibit 4.1

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

NUMBER 0

SHARES 0

Wave2Wave Communications, Inc.

[illegible] SHARES COMMON STOCK $.001 PAR VALUE
[illegible] SHARES PREFERRED STOCK $.001 PAR VALUE

This Certifies that SPECIMEN is the registered holder of Zero Shares of Common Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 2010

______ Secretary

______ President

          THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN ANY MANNER ABSENT EITHER REGISTRATION UNDER THE ACT AND UNDER EVERY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT REGISTRATION UNDER THOSE LAWS IS NOT REQUIRED.